UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2014

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 3, 2014, New Source Energy Partners L.P. (the “Partnership”) and New Source Energy GP, LLC, the general partner of the Partnership, entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp. (the “Sales Agent”). Pursuant to the terms of the Agreement, the Partnership may sell, from time to time through the Sales Agent, common units representing limited partner interests in the Partnership having an aggregate offering price of up to $50,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, or as otherwise agreed by the Partnership and the Sales Agent.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to the Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to the Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Partnership and the Sales Agent.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-195129).

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Sales Agent, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

Relationships

The Sales Agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. An affiliate of the Sales Agent is a lender under, and an affiliate of the Sales Agent is the administrative agent of, the Partnership’s revolving credit facility.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of the Exhibit

1.1	Equity Distribution Agreement, dated October 3, 2014, by and among New Source Energy Partners L.P., New Source Energy GP, LLC and BMO Capital Markets Corp.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: October 3, 2014	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of the Exhibit

1.1	Equity Distribution Agreement, dated October 3, 2014, by and among New Source Energy Partners L.P., New Source Energy GP, LLC and BMO Capital Markets Corp.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).